Exhibit 99.1

ELDORADO RESORTS, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	September 30, 2015	December 31, 2014
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$48,751	$87,604
Restricted cash	1,640	5,734
Escrow cash	55,460	-
Accounts receivable, net	9,146	7,112
Due from affiliates	419	362
Inventories	7,165	7,234
Prepaid expenses and other	9,757	9,447
Total current assets	132,338	117,493
RESTRICTED CASH	-	2,500
INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES	17,145	14,009
PROPERTY AND EQUIPMENT, NET	442,221	456,139
GAMING LICENSES AND OTHER INTANGIBLES, NET	486,792	491,913
NON-OPERATING REAL PROPERTY	16,419	16,419
GOODWILL	66,826	66,826
OTHER ASSETS, NET	7,204	6,260
Total assets	$1,168,945	$1,171,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$4,256	$32
Accounts payable	13,020	12,184
Accrued payable	6,876	27,469
Income taxes payable	103	137
Accrued gaming taxes and assessments	12,671	12,998
Accrued payroll	11,411	9,441
Accrued other liabilities	18,845	26,788
Deferred income taxes	2,608	2,608
Due to affiliates	177	187
Total current liabilities	69,967	91,844
LONG-TERM DEBT, LESS CURRENT PORTION	786,298	775,059
DEFERRED INCOME TAXES	147,645	144,439
OTHER LIABILITIES	8,228	8,595
Total liabilities	1,012,138	1,019,937

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	156,807	151,622
Total liabilities and stockholders’ equity	$1,168,945	$1,171,559

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Revenues:
Casino	$156,357	$63,457	$460,807	$156,280
Pari-mutuel commissions	3,781	446	8,042	446
Food and beverage	24,040	15,972	69,717	45,348
Hotel	9,193	7,555	24,671	20,747
Other	6,165	3,098	17,464	7,515
	199,536	90,528	580,701	230,336
Less: promotional allowances	(15,996)	(11,579)	(47,077)	(32,608)
Net operating revenues	183,540	78,949	533,624	197,728

Expenses:
Casino	90,398	34,596	268,282	83,877
Pari-mutuel commissions	3,625	520	8,414	520
Food and beverage	12,461	8,462	36,384	22,889
Hotel	2,340	2,109	6,843	5,969
Other	4,079	2,324	10,513	5,747
Marketing and promotions	7,816	5,262	22,321	14,148
General and administrative	26,937	14,387	81,595	36,016
Depreciation and amortization	13,954	5,283	42,454	13,557
Total operating expenses	161,610	72,943	476,806	182,723

Loss on sale or disposal of property	(6)	(3)	(2)	(3)
Acquisition charges	(380)	(4,463)	(717)	(6,916)
Equity in income of unconsolidated affiliates	2,548	1,238	3,136	3,019
Operating income	24,092	2,778	59,235	11,105

Other income (expense):
Loss on early retirement of debt	(1,790)	-	(1,790)	-
Interest expense, net	(14,482)	(5,647)	(48,946)	(13,398)
Total other income (expense)	(16,272)	(5,647)	(50,736)	(13,398)

Income before income taxes	7,820	(2,869)	8,499	(2,293)
Provision for income taxes	(2,421)	(1,195)	(4,469)	(1,195)
Net income (loss)	$5,399	$(4,064)	$4,030	$(3,488)

Net income (loss) per share of common stock:
Basic	$0.12	$(0.16)	$0.09	$(0.14)
Diluted	$0.12	$(0.16)	$0.09	$(0.14)
Weighted average number of shares outstanding:
Basic	46,516,614	26,075,022	46,509,369	24,242,791
Diluted	46,763,589	26,075,022	46,620,959	24,242,791

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

NET INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Eldorado Reno
Net income (loss) (1)	$6,018	$76	$8,186	$(2,968)
Interest Expense, net of interest income	321	1,183	2,686	3,584
Benefit for income taxes	-	(3,119)	(375)	(3,119)
Depreciation and amortization	1,959	1,941	5,833	5,933
Loss on disposal of property	16	-	11	-
Equity in income of unconsolidated affiliates	(2,548)	(1,238)	(3,136)	(3,019)
Acquisition charges	-	3,845	-	6,298
Adjusted EBITDA	$5,766	$2,688	$13,205	$6,709

Eldorado Shreveport
Net income (1)	$5,083	$1,980	$11,035	$5,600
Interest expense, net of interest income	718	2,652	6,021	8,002
Provision for income taxes	-	44	-	44
Depreciation and amortization	1,902	2,053	5,709	6,335
(Gain) loss on disposal of property	(64)	3	(63)	3
Adjusted EBITDA	$7,639	$6,732	$22,702	$19,984

Scioto Downs
Net income	$10,207	$8,126	$34,730	$25,346
Interest expense	19	19	52	56
Provision (benefit) for income taxes	-	1,216	(4,794)	2,125
Depreciation and amortization	3,798	3,440	11,272	10,258
Loss on disposal of property	-	1	-	9
Adjusted EBITDA	$14,024	$12,802	$41,260	$37,794

Mountaineer
Net income	$2,667	$6,264	$7,427	$17,742
Provision (benefit) for income taxes	-	353	(595)	353
Depreciation and amortization	3,764	2,555	11,722	7,112
Gain on sale or disposal of property	-	(26)	-	(35)
Adjusted EBITDA	$6,431	$9,146	$18,554	$25,172

Presque Isle Downs
Net income	$3,259	$1,296	$8,822	$5,821
Interest income	-	(1)	(2)	(2)
Provision (benefit) for income taxes	-	1,949	(1,173)	3,190
Depreciation and amortization	2,417	2,256	7,617	6,351
Loss (gain) on sale or disposal of property	-	163	(1)	208
Other regulatory gaming assessments	(83)	94	(202)	177
Adjusted EBITDA	$5,593	$5,757	$15,061	$15,745

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

NET INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Corporate
Net loss	$(21,835)	$(27,230)	$(66,170)	$(67,848)
Interest expense, net of interest income	13,424	16,849	40,189	51,590
Provision (benefit) for income taxes	2,421	(1,524)	11,406	(1,524)
Depreciation and amortization	114	9	301	28
Loss on sale or disposal of property	54	1	55	2
Acquisition charges	380	7,334	717	8,238
Stock-based compensation expense	334	748	1,155	1,310
Loss on early retirement of debt	1,790	-	1,790	-
Adjusted EBITDA	$(3,318)	$(3,813)	$(10,557)	$(8,204)

Adjusted EBITDA
Net income (loss)	$5,399	$(9,488)	$4,030	$(16,307)
Interest expense, net of interest income	14,482	20,702	48,946	63,230
Provision (benefit) for income taxes	2,421	(1,081)	4,469	1,069
Depreciation and amortization	13,954	12,254	42,454	36,017
Loss on sale or disposal of property	6	142	2	187
Equity in income of unconsolidated affiliates	(2,548)	(1,238)	(3,136)	(3,019)
Acquisition charges	380	11,179	717	14,536
Stock-based compensation expense	334	748	1,155	1,310
Loss on early retirement of debt	1,790	-	1,790	-
Other regulatory gaming assessments	(83)	94	(202)	177
Combined Adjusted EBITDA (2)	$36,135	$33,312	$100,225	$97,200

(1)

Excludes intercompany management fee revenues earned by Eldorado Reno and expensed by Eldorado Shreveport amounting to $0.8 million and $2.3 million for the three and nine months ended September 30, 2014, respectively.

(2)

The combined basis reflects operations of MTR Gaming for periods prior to the Merger combined with the operations of Resorts. Such presentation does not conform with U.S. GAAP or the SEC’s rules of pro forma presentation; however, we have included the combined information because we believe it provides a meaningful comparison for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Silver Legacy
Net income	$5,274	$2,022	$6,496	$4,600
Interest Expense, net of interest income	2,791	2,778	8,290	8,274
Depreciation and amortization	2,426	2,640	7,957	7,951
Loss (gain) on disposal of property	11	(6)	29	-
Other income	-	(25)	-	(40)
Adjusted EBITDA	$10,502	$7,409	$22,772	$20,785

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